By-Laws
Lustros, Inc.
A Utah Corporation

Article I
CORPORATE OFFICES

     The principal office of the corporation in the State of Utah shall be located at 1005 South Center, Redlands, California 92373.  The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

Article II
SHAREHOLDERS' MEETINGS

Section 1. Place of Meetings

     The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors.  A waiver of notice signed by all  stockholders  entitled  to vote at a meeting  may  designate  any place,  either  within or  without  the State  unless  otherwise  prescribed  by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 2. Annual Meetings

     The time and date for the annual meeting of the shareholders shall be set by the Board of Directors of the Corporation, at which time the shareholders shall elect a Board of Directors and transact any other proper business.  Unless the Board of Directors  shall  determine otherwise, the annual  meeting of the shareholders  shall be held on the second Monday of March in each year, if not a holiday, at Ten o'clock A.M., at which time the shareholders shall elect a Board of Directors and transact  any other proper business.  If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

Section 3. Special Meetings

     Special meetings of the shareholders may be called by the President, the Board of Directors, by the holders of at least ten percent of all the shares entitled to vote at the proposed special meeting, or such other person or persons as may be authorized in the Articles of Incorporation.

Section 4. Notices of Meetings

      Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by the direction of the president, or secretary, or the officer or persons calling the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears  on the stock  transfer  books of the  corporation,  with postage thereon prepaid.

Exhibit 3.02 - Page - 1

Closing of Transfer Books or Fixing Record Date.

     (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case twenty (20) days. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice or to vote at a meeting of stockholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting.

     (b) In  lieu of  closing  the  stock  transfer  books,  the  directors  may prescribe  a day not more than  sixty (60) days  before the  holding of any such meeting  as the day as of which  stockholders  entitled  to notice of the and to vote at such meeting must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting

     (c) The directors may adopt a resolution prescribing a date upon which the stockholders of record are entitled to give written consent to actions in lieu of meeting.  The date prescribed by the directors may not precede nor be more than ten (10) days after the date the resolution is adopted by directors.

Section 5. Voting List.

     The  officer or agent  having  charge of the stock  transfer  books for the shares of the corporation shall make, at least ten (10) days before each meeting of  stockholders,  a  complete  list of  stockholders  entitled  to vote at such meeting,  or any adjournment  thereof,  arranged in alphabetical order, with the address of and number of shares held by each,  which  list,  for a period of ten (10) days prior to such meeting,  shall be kept on file at the principal  office of the  corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.  The original  stock transfer  book  shall be prima  facie  evidence  as to who are the  stockholders entitled  to examine  such list or  transfer  books or to vote at the meeting of stockholders.

Section 6. Quorum.

     At any meeting of stockholders, a majority of fifty percent plus one vote, of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than said number of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Exhibit 3.02 - Page - 2

Section 7. Proxies.

     At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  Such proxies may be deposited by electronic transmission.

Section 8. Voting.

     Each stockholder entitled  to vote  in  accordance  with  the  terms  and provisions of the  certificate  of  incorporation  and these  by-laws  shall been titled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder.  Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.  All elections for directors shall be decided by plurality vote; all other questions shall  be  decided  by  majority  vote  except  as  otherwise  provided  by  the Certificate of Incorporation or the laws of Utah.

Section 9. Order of Business.

     The order of business at all meetings of the stockholders shall be as follows:
     a.   Roll Call.
     b.   Proof of notice of meeting or waiver of notice.
     c.   Reading of minutes of preceding meeting.
     d.   Reports of Officers.
     e.   Reports of Committees.
     f.   Election of Directors.
     g.   Unfinished Business.
     h.   New Business.

Section 10. Informal Action by Stockholders.

Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.
In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.
Unless otherwise restricted by the articles of incorporation or bylaws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.
Unless otherwise provided in this chapter, the articles of incorporation or the bylaws, if voting by a class or series of stockholders is permitted or required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Exhibit 3.02 - Page - 3

Section 11. Books and Records.

     The Books, Accounts, and Records of the corporation, except as may be otherwise required by the laws of the State of Utah, may be kept outside of the State of Utah, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and the books of the corporation, or any of them, other than the stock ledgers, shall be open to the inspection of the stockholders,  and no stockholder shall have any right to inspect  any account or book or document of this  Corporation, except  as conferred  by  law  or  by  resolution  of  the stockholders  or directors.  In the event such right of inspection is granted to the Stockholder(s) all fees associated with such inspection shall be the sole expense of the Stockholder(s) demanding the inspection.  No book, account, or record of the Corporation may be inspected without the legal counsel and the accountants of the Corporation being present.  The fees charged by legal counsel and accountants to attend such inspections shall be paid for by the Stockholder demanding the inspection.

Article III
BOARD OF DIRECTORS

Section 1. General Powers.

     The business and affairs of the corporation shall be managed by its board of directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

Section 2. Number, Tenure, and Qualifications.

     The number of directors of the corporation shall be a minimum of three (3) and a maximum of nine (9), or such other number as may be provided in the Articles of Incorporation, or amendment thereof. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

Section 3. Regular Meetings.

     A regular meeting of the directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.  The directors may provide, by resolution, the time and place for holding of additional   regular   meetings without other notice than such resolution.

Section 4. Special Meetings.

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

Exhibit 3.02 - Page - 4

Section 5. Notice.

     Notice of any special meeting shall be given at least one day previously
There to by written notice delivered personally, or by telegram or mailed to each director at his business address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum.

     At any meeting of the directors fifty (50) percent shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting.

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

Section 8. Newly Created Directorships and Vacancies.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors  without  cause  may be filled  by a vote of the  majority  of the directors  then  in  office,  although  less  than a  quorum  exists.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders.  A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

Section 9. Removal of Directors.

     Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board.  Directors may be removed without cause only by vote of the stockholders.

Section 10. Resignation.

     A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Exhibit 3.02 - Page - 5

Section 11. Compensation.

     No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized.  Nothing herein contained  shall  be  construed  to  preclude  any  director  from  serving  the corporation in any other capacity and receiving compensation therefore.

Section 12. Executive and Other Committees.

     The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one (l) or more directors.
Each such committee shall serve at the pleasure of the board.

Article IV
OFFICERS

Section 1. Number.

     The officers of the corporation shall be the president, a secretary and a treasurer, each of whom shall be elected by the directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

Section 2. Election and Term of Office.

     The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders.  Each officer shall hold office until his successor shall have been duly  elected  and shall have  qualified  or until his death or until he shall  resign or shall  have been  removed  in the  manner  hereinafter provided.  In the event that no election of officers be held by the directors at that time,  the  existing  officers  shall be deemed to have been  confirmed  in office by the directors.

Section 3. Removal.

     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

Section 4. Vacancies.

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise,  may be filled by the directors for the unexpired portion of the term.

Exhibit 3.02 - Page - 6

Section 5. President.

     The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, when present, preside at all meetings of the stockholders and of the directors.  He may sign, with the  secretary  or any other proper  officer of the  corporation thereunto   authorized  by  the  directors,   certificates  for  shares  of  the corporation,  any deeds, mortgages, bonds, contracts, or other instruments which the  directors  have  authorized  to be  executed,  except  in cases  where  the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise  signed or executed;  and in general shall  perform  all duties  incident to the office of  president  and such other duties as may be prescribed by the directors from time to time.

Section 6. Chairman of the Board.

     In the absence of the president or in the event of his death, inability or refusal to act, the chairman of the board of directors shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.

Section 7. Secretary.

     The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance  with the provisions of these by-laws or as required,  be  custodian  of  the  corporate  records  and of  the  seal  of the corporation and keep a register of the post office address of each  stockholder which shall be furnished  to the  secretary  by such  stockholder,  have general charge of the stock transfer books of the corporation and in general perform all the duties  incident to the office of  secretary  and such other  duties as from time to time may be assigned to him by the president or by the directors.

Section 8. Treasurer.

     If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine.  He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer  and such other duties as from time to time may be assigned to him by the president or by the directors.

Section 9. Salaries.

      The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

Exhibit 3.02 - Page - 7

Article V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts.

     The directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or  officers,  agent or agents of the  corporation  and in such manner as shall from time to time be determined by resolution of the directors.

Section 4. Deposits.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

Article VI
FISCAL YEAR

     The fiscal year of the corporation shall begin on the 1st day of April in each year, or on such other day as the Board of Directors shall fix.

Article VII
DIVIDENDS

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Article VIII
SEAL

     The directors may provide a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

Exhibit 3.02 - Page - 8

Article IX
WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article X
AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted in the same manner as their adoption, by the Board of Directors if so adopted; by a vote of the stockholders representing a majority of all the shares issued and outstanding, if so adopted or adopted by the Board of Directors; or, in any case, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

CERTIFICATION

     The Secretary of the Corporation hereby certifies that the foregoing is a true and correct copy of the By-Laws of the Corporation named in the title thereto and that such By-Laws were duly adopted by the Board of Directors of said Corporation on the date set forth below.

Executed, and Corporate Seal affixed, this day of April 5th, 2012

/s/ _____ Zirk Engelbrecht ___
Zirk Engelbrecht
Chairman & CEO

Exhibit 3.02 - Page - 9